Exhibit 99.09

LAZARD FRÈRES & CO. LLC
30 ROCKEFELLER PLAZA
NEW YORK, NY 10020
PHONE 212-632-6000
www.lazard.com

CONSENT OF LAZARD FRÈRES & CO. LLC

We hereby consent to (i) the use of our opinion letter, dated January 22, 2006, to the Board of Directors of SUPERVALU INC. (the “Company”) included as Annex F to the Joint Proxy Statement/Prospectus which forms a part of this Amendment No. 1 to the Registration Statement on Form S-4 relating to the proposed merger between a subsidiary of the Company and New Albertson’s, Inc, (ii) the references to such opinion in such Joint Proxy Statement/Prospectus, and (iii) the use of our name in this Amendment No. 1 to the Registration Statement on Form S-4 relating to the proposed merger between a subsidiary of the Company and New Albertson’s Inc. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the aforementioned Amendment No. 1 to the Registration Statement on Form S-4. In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Amendment No. 1 to the Registration Statement on Form S-4 within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: April 18, 2006

LAZARD FRÈRES & CO. LLC

By:	/S/ KENNETH M. JACOBS
Name:	Kenneth M. Jacobs
Title:	Managing Director

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